Exhibit 99.1
Workday Announces Fiscal 2026 Third Quarter Financial Results

Fiscal Third Quarter Total Revenues of $2.432 Billion, Up 12.6% Year-Over-Year
Subscription Revenues of $2.244 Billion, Up 14.6% Year-Over-Year

PLEASANTON, Calif., November 25, 2025 – Workday, Inc. (NASDAQ: WDAY), the enterprise AI platform for managing people, money, and agents, today announced results for the fiscal 2026 third quarter ended October 31, 2025.

Fiscal 2026 Third Quarter Results

•Total revenues were $2.432 billion, an increase of 12.6% from the third quarter of fiscal 2025. Subscription revenues were $2.244 billion, an increase of 14.6% from the same period last year.
•Operating income was $259 million, or 10.7% of revenues, compared to an operating income of $165 million, or 7.6% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $692 million, or 28.5% of revenues, compared to a non-GAAP operating income of $569 million, or 26.3% of revenues, in the same period last year.1
•Diluted net income per share was $0.94, compared to diluted net income per share of $0.72 in the third quarter of fiscal 2025. Non-GAAP diluted net income per share was $2.32, compared to non-GAAP diluted net income per share of $1.89 in the same period last year.1
•12-month subscription revenue backlog was $8.21 billion, up 17.6% from the same period last year. Total subscription revenue backlog was $25.96 billion, increasing 17.0% year-over-year. 12-month subscription revenue backlog and total subscription revenue backlog include the impact from the acquisition of Paradox, which closed in the third quarter of fiscal 2026.
•Operating cash flows were $588 million compared to $406 million in the same period last year. Free cash flows were $550 million compared to $359 million in the same period last year.1
•Workday repurchased approximately 3.4 million shares of Class A common stock for $803 million as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $6.84 billion as of October 31, 2025.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“Workday delivered another solid quarter, fueled by the strength and diversity of our business and the momentum we’re seeing across our AI portfolio,” said Carl Eschenbach, CEO, Workday. “By unifying people, money, and AI agents on one trusted platform, we’re giving customers a real edge—helping them empower their people, simplify how work gets done, and drive results that truly matter.”

“Our Q3 results were driven by continued progress across several key growth initiatives, as we accelerate innovation across the platform and bring exciting AI solutions to market,” said Zane Rowe, CFO, Workday. “We now expect fiscal 2026 subscription revenue of $8.828 billion, growth of 14%, and non-GAAP operating margin of approximately 29%.”

Recent Business Highlights

•Workday welcomed new customers including County of San Luis Obispo, Fuji Electric Co. Ltd., Hoshino Resorts Inc., Kelly Services, and The Magnum Ice Cream Company, and expanded existing relationships with CommonSpirit Health, Cornell University, DBS Bank, Guardian Life Insurance Company of America, IMA Financial Group, Levi Strauss & Co, Northeast Georgia Medical Center, and Novartis.
•The U.S. Department of Energy went live on Workday Government—the first cabinet-level agency to bring its core HR systems into a FedRAMP-authorized cloud.
•Healthcare became Workday’s sixth industry to cross $1 billion in annual recurring revenue, driven by notable wins and go-lives including Advocate Health and Ardent Health.

•At its annual customer conference, Workday Rising, Workday unveiled several new innovations including:
◦New Workday Illuminate™ AI agents
◦Workday Data Cloud, a new data layer
◦Workday Build, a new open developer experience
◦Workday Flex Credits, a new, transparent subscription-based consumption model for AI
•Workday announced a new AI Centre of Excellence in Dublin, Ireland, with a three-year €175 million investment and the creation of 200 specialized AI roles.
•Workday closed the acquisitions of Paradox, a candidate experience agent that uses conversational AI to simplify every step of the job application journey, and Sana, a leading AI company building the next generation of enterprise knowledge tools.
•Workday formed a new partnership with Microsoft to help organizations securely manage their people and AI agents across their platform.
•Workday announced Pay Transparency Analyzer powered by Kainos, which helps organizations navigate global pay equity regulations, including the EU Pay Transparency Directive; announced an expansion of the Workday Agent Partner Network; and welcomed new partners to the Workday Wellness program—including Chime for financial benefits, Spring Health for mental wellness, and Strada for benefits admin.
•Workday was named a Leader in the 2025 Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises1, Cloud ERP for Service-Centric Enterprises2, and Cloud ERP Finance3.

1Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises, Josie Xing, Ranadip Chandra, Sam Grinter, Ron Hanscome, Chris Pang, Harsh Kundulli, David Bobo, Laura Gardiner, Michelle Shapiro, Anand Chouksey, Jackie Watrous, Stephanie Clement, Jeff Freyermuth, Chris Hester, 8 September 2025
2Gartner Magic Quadrant for Cloud ERP for Service-Centric Enterprises, Robert Anderson, Johan Jartelius, Tomas Kienast, Sam Grinter, Denis Torii, Chaithanya Paradarami, 13 October 2025
3Gartner Magic Quadrant Magic Quadrant for Cloud ERP Finance, Mike Helsel, Irmina Melarkode, Nick Duffy, Nisha Bhandare, 27 October 2025

Financial Outlook

Workday is providing guidance for the fiscal 2026 fourth quarter ending January 31, 2026 as follows:
•Subscription revenues of $2.355 billion, representing growth of 15.5%
•Non-GAAP operating margin of at least 28.5%1

Workday is updating guidance for the fiscal 2026 full year ending January 31, 2026 as follows:
•Subscription revenues of $8.828 billion, representing growth of 14.4%
•Non-GAAP operating margin of approximately 29%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2026 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is the enterprise AI platform for managing people, money, and agents. Workday unifies HR and Finance on one intelligent platform with AI at the core to empower people at every level with the clarity, confidence, and insights they need to adapt quickly, make better decisions, and deliver outcomes that matter. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 65% of the Fortune 500. For more information about Workday, visit workday.com.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter and full year fiscal 2026 subscription revenues and non-GAAP operating margin, momentum, growth, and innovation. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (ix) the regulatory, economic, and political risks associated with our domestic and international operations; (x) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (xi) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xii) delays or reductions in information technology spending; (xiii) adverse litigation results; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.

Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,609	$1,543
Marketable securities	4,234	6,474
Trade and other receivables, net	1,750	1,950
Deferred costs	286	267
Prepaid expenses and other current assets	296	311
Total current assets	9,175	10,545
Property and equipment, net	1,132	1,239
Operating lease right-of-use assets	721	336
Deferred costs, noncurrent	573	561
Acquisition-related intangible assets, net	549	361
Deferred tax assets	905	1,039
Goodwill	4,263	3,478
Other assets	433	418
Total assets	$17,751	$17,977
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$103	$108
Accrued expenses and other current liabilities	352	296
Accrued compensation	574	578
Unearned revenue	3,871	4,467
Operating lease liabilities	117	99
Total current liabilities	5,017	5,548
Debt, noncurrent	2,986	2,984
Unearned revenue, noncurrent	70	80
Operating lease liabilities, noncurrent	690	279
Other liabilities	109	52
Total liabilities	8,872	8,943
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	12,311	11,463
Treasury stock	(2,706)	(1,308)
Accumulated other comprehensive income (loss)	(69)	84
Accumulated deficit	(657)	(1,205)
Total stockholders’ equity	8,879	9,034
Total liabilities and stockholders’ equity	$17,751	$17,977

Workday, Inc.

Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenues:
Subscription services	$2,244	$1,959	$6,473	$5,678
Professional services	188	201	547	557
Total revenues	2,432	2,160	7,020	6,235
Costs and expenses (1):
Costs of subscription services	395	329	1,115	924
Costs of professional services	196	201	595	606
Product development	666	647	1,988	1,952
Sales and marketing	677	620	1,941	1,804
General and administrative	234	198	662	600
Restructuring (2)	5	0	172	9
Total costs and expenses	2,173	1,995	6,473	5,895
Operating income	259	165	547	340
Other income, net	79	62	198	178
Income before provision for income taxes	338	227	745	518
Provision for income taxes	86	34	197	86
Net income	$252	$193	$548	$432
Net income per share, basic	$0.95	$0.73	$2.06	$1.63
Net income per share, diluted	$0.94	$0.72	$2.03	$1.61
Weighted-average shares used to compute net income per share, basic	265,870	265,411	266,387	265,062
Weighted-average shares used to compute net income per share, diluted	268,629	268,549	269,700	268,936

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Costs of subscription services	$39	$35	$120	$108
Costs of professional services	27	28	84	86
Product development	162	162	515	498
Sales and marketing	83	78	261	226
General and administrative	65	65	205	204
Restructuring	0	0	42	0
Total share-based compensation expense	$376	$368	$1,227	$1,122

(2)In February 2025, Workday announced a restructuring plan (“Fiscal 2026 Restructuring Plan”) intended to prioritize its investments and continue advancing its ongoing focus on durable growth. The plan reduced Workday’s workforce by approximately 7.5%. In connection with the plan, Workday has exited certain owned office space. During the nine months ended October 31, 2025, Workday recorded expenses of $133 million for employee transition, severance payments, employee benefits, and share-based compensation expense, and $39 million related to an impairment of office space under the Fiscal 2026 Restructuring Plan. During the nine months ended October 31, 2024, Workday recorded exit charges of $9 million associated with office space reductions under a separate restructuring plan.

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$252	$193	$548	$432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85	81	250	235
Share-based compensation expense	376	368	1,227	1,122
Amortization of deferred costs	75	64	215	185
Non-cash lease expense	30	26	84	77
Net (gains) losses on investments	(26)	(4)	(24)	6
Accretion of discounts on marketable debt securities, net	(14)	(28)	(52)	(90)
Deferred income taxes	61	5	145	38
Other	5	(8)	52	4
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(126)	(114)	211	238
Deferred costs	(95)	(73)	(247)	(178)
Prepaid expenses and other assets	27	33	42	57
Accounts payable	(7)	(15)	(7)	(3)
Accrued expenses and other liabilities	(25)	(12)	(124)	(136)
Unearned revenue	(30)	(110)	(659)	(638)
Net cash provided by operating activities	588	406	1,661	1,349
Cash flows from investing activities:
Purchases of marketable securities	(239)	(992)	(2,450)	(3,134)
Maturities of marketable securities	547	848	2,062	2,980
Sales of marketable securities	2,388	48	2,653	115
Capital expenditures	(38)	(47)	(102)	(183)
Business combinations, net of cash acquired	(974)	(302)	(974)	(824)
Purchases of other intangible assets	0	(2)	0	(3)
Purchases of non-marketable equity and other investments	(2)	(3)	(17)	(10)
Sales of non-marketable equity and other investments	5	0	5	5
Net cash provided by (used in) investing activities	1,687	(450)	1,177	(1,054)
Cash flows from financing activities:
Repurchases of common stock	(803)	(158)	(1,391)	(597)
Proceeds from issuance of common stock from employee equity plans	0	0	111	106
Taxes paid related to net share settlement of equity awards	(123)	(124)	(495)	(505)
Net cash used in financing activities	(926)	(282)	(1,775)	(996)
Effect of exchange rate changes	0	0	1	0
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,349	(326)	1,064	(701)
Cash, cash equivalents, and restricted cash at the beginning of period	1,269	1,649	1,554	2,024
Cash, cash equivalents, and restricted cash at the end of period	$2,618	$1,323	$2,618	$1,323

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Non-GAAP operating income
Operating income	$259	$165	$547	$340
Share-based compensation expense (1)	376	368	1,185	1,122
Employer payroll tax-related items on employee stock transactions (1)	9	9	47	57
Amortization of acquisition-related intangible assets	25	20	67	58
Acquisition-related costs	18	7	32	16
Restructuring costs	5	0	172	9
Non-GAAP operating income	$692	$569	$2,050	$1,602

Non-GAAP operating margin (2)
Operating margin	10.7%	7.6%	7.8%	5.5%
Share-based compensation expense (1)	15.5%	17.0%	16.9%	18.0%
Employer payroll tax-related items on employee stock transactions (1)	0.3%	0.4%	0.7%	0.9%
Amortization of acquisition-related intangible assets	1.0%	1.0%	1.0%	0.9%
Acquisition-related costs	0.7%	0.3%	0.5%	0.3%
Restructuring costs	0.3%	0.0%	2.3%	0.1%
Non-GAAP operating margin	28.5%	26.3%	29.2%	25.7%

Non-GAAP diluted net income per share (2)(3)
Diluted net income per share	$0.94	$0.72	$2.03	$1.61
Share-based compensation expense (1)	1.40	1.37	4.39	4.17
Employer payroll tax-related items on employee stock transactions (1)	0.03	0.03	0.18	0.21
Amortization of acquisition-related intangible assets	0.09	0.08	0.25	0.21
Acquisition-related costs	0.07	0.02	0.12	0.06
Restructuring costs	0.02	0.00	0.64	0.03
Losses on strategic investments, net	(0.01)	(0.01)	0.00	0.03
Income tax effects	(0.22)	(0.32)	(0.85)	(0.94)
Non-GAAP diluted net income per share	$2.32	$1.89	$6.76	$5.38
(1)The Share-based compensation expense and Employer payroll tax-related items on employee stock transactions lines in the GAAP to non-GAAP reconciliation tables above exclude $42 million and $2 million, respectively, related to restructuring initiatives for the nine months ended October 31, 2025. These expenses are included in the Restructuring costs lines.
(2)Operating margin and diluted net income per share are calculated using unrounded data.
(3)For the three months ended October 31, 2025, GAAP and non-GAAP diluted net income per share were calculated based upon 268,629 diluted weighted-average shares of common stock. For the three months ended October 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 268,549 diluted weighted-average shares of common stock. For the nine months ended October 31, 2025, GAAP and non-GAAP diluted net income per share were calculated based upon 269,700 diluted weighted-average shares of common stock. For the nine months ended October 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 268,936 diluted weighted-average shares of common stock.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$588	$406	$1,661	$1,349
Less: Capital expenditures	(38)	(47)	(102)	(183)
Free cash flows	$550	$359	$1,559	$1,166

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP diluted net income per share differs from GAAP in that it excludes share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.

•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to workforce reductions, the closure of facilities, and other exit and disposal activities. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations nor do we actively trade publicly held securities, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2026 and 2025, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com